[LETTERHEAD OF DELOITTE & TOUCHE LLP]




January 30, 1996

Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, D.C.  20549


Dear Sirs / Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Bio-Logic Systems Corp. dated January 24, 1996.


Yours truly,

/s/ Deloitte & Touche LLP